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                                                                  EXHIBIT 10.11
                                   L E A S E

     DATED 2 JUNE                     1993

     PARTIES

(1) WATERGLADE DEVELOPMENTS (EDGEWARE ROAD) LIMITED (1) whose registered office is at Waterglade House 5-7 Ireland Yard London EC4V 5DQ ("the Landlord") and

(2) SENSORY SYSTEMS LIMITED whose registered office is at Unit 10 Cameron House 12 Castlehaven Road London NW1 8QU ("the Tenant")

OPERATIVE PROVISIONS:

1.   INTERPRETATION

1.1  Definitions

       In this Lease the following words and expressions shall where the context so admits be deemed to have the following meanings:

       "the Building"


       means the building if which the Demised Premises from part and refers to each and every part of the Building which is shown edged blue on the Plan

       "the Common Parts"

       means those parts of the Building (whether or not situated within the structure of the Building) to be used in common by the Tenant, other tenants and occupiers of the Building, the Landlord, and those properly authorised or permitted to do so, or by any of them, and "Common Parts" include (but without limitation) the

                                      1.
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       passages, staircases, accessways, car park ramp, visitor car parking spaces, service areas and any other areas but do not include any such parts as may be within the Demised Premises

       "Conducting Media"

       means drains sewers conduits flues gutters gullies channels ducts shafts watercourses pipes cables wires and mains or any of them

       "the Demised Premises"

       means the property described in Part I of the Schedule and refers to each and every part of the Demised Premises and includes

(1) the inside and outside of the windows and other lights and the frames glass equipment and fitments relating to windows and lights of the Demised Premises;

(2) the doors door frames equipment and fitments and any glass relating to the doors of the Demised Premises;

(3) the internal plaster or other surfaces of load bearing walls and columns within the Demised Premises and of walls which form boundaries of the Demised Premises;

(4)    the whole of all non-load bearing walls within the Demised Premises;

(5) the flooring raised floors and floor screeds down to but excluding the joists or other structural parts supporting the flooring of the Demised Premises;

(6) the plaster or other surfaces of the ceilings and the whole of any false ceilings within the Demised Premises and the voids between the ceilings and any false ceilings;

                                       2.
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(7)    all the Conducting Media within and exclusively serving the Demised
       Premises;

(8)    appurtenances fixtures fittings and rights demised by this Lease; and

(9) all machinery and plant situated within and exclusively serving the Demised Premises;

       but excludes the structural parts loadbearing framework roof foundations joists and external walls and the Conducting Media and machinery and plant within but not exclusively serving the Demised Premises

       "the Encumbrances"

       means the restrictions stipulations covenants rights reservations provisions and other matters contained imposed by or referred to in the instruments brief particulars of which are set out in Part V of the schedule

       "Insured Risks"

       means the risks perils lose of rent and service charge and third party and public liability cover and other contingencies against which the Demised Premises and the Building are required to or which may from time to time be insured under the provisions of this Lease and includes any incidental cover costs fees and expenses covered by the insurance policy but subject to any exclusions limitations or conditions imposed by or contained in the policy of insurance, and "Insured Risks" include (but without limitation) fire, lightning, explosion, storm, tempest, flood, bursting or overflowing of water tanks, apparatus or pipes, earthquake, aircraft (but not hostile aircraft), and other aerial devices or other articles dropped from them, and riot and civil commotion and such other risks as the Landlord deems expedient

                                       3.
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       "Interest"

       means interest at the rate of 4% over the base rate of National Westminster Bank Plc for the time being and from time to time prevailing (as well after as before judgment) or such other comparable rate as the Landlord may reasonably designate if the base rate shall cease to be published

       "the Landlord"

       includes all persons entitled to the reversion immediately expectant upon the determination of this Lease

       "this Lease"

       includes any instruments supplemental to it

       "Outgoings"

       means all non-domestic rates water rates water charges and all existing and future rates taxes charges assessments impositions and outgoings whatsoever (whether parliamentary municipal parochial or otherwise) which are now or may at any time in the future be payable charged or assessed on property or the owner or occupier of property, but" taxes" does not include value added tax nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease or in respect of a disposal of the reversionary interest in the Demised Premises

       "the Plan"

       means the Basement Ground First and Second Floor Plans annexed hereto

                                       4.
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       "the Tenant"

       includes the Tenant's successors in title and assigns in whom this Lease shall for the time being be vested

       "the Term"

       means the term of years granted by this Lease and any statutory continuation or extension of the term of years

       "Unsecured Underletting"

       Means an underletting of the Demised Premises in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 and their agreement to do so has been duly authorized beforehand by the Court

1.2    Interpretation of restrictions on the Tenant

       In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use enjoy or visit the Demised Premises through under or in trust for the Tenant

1.3    Clauses and clause headings

1.3.1 The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

                                       5.
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1.3.2  References in this Lease to a clause Schedule paragraph or Part are references where the context so admits to a clause schedule paragraph of a Schedule or Part of a Schedule in this Lease and references in a Schedule to a paragraph or a Part are (unless the context otherwise requires) references to a paragraph or Part of that Schedule

1.4    Singular and plural meanings

       Words in thin Lease importing the singular meaning shall where the context so admits include the plural meaning and vice versa

1.5    Statutes and statutory instruments

       References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force

1.6    Gender

       Words in this Lease of the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and vice versa

1.7    Joint and several obligations

       Where the party of the second part to this Lease is or shall be two or more persons the expression "the Tenant" shall include the plural number and obligations in this Lease expressed or implied to be made with the Tenant or by the Tenant shall be deemed to be made with or by such individuals jointly and severally

                                      6.
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2.     THE DEMISE

2.l In consideration of the rent and the covenants reserved by and contained in this Lease:-

2.1    the Landlord DEMISES to the Tenant:

2.1.1  ALL the Demised Premises;

2.1.2  TOGETHER WITH the rights set out in Part II of the Schedule; and

2.1.3 EXCEPT AND RESERVED to the Landlord as stated in Part III of the Schedule;

2.2 for the TERM of 10 years from 10th December 1992 subject to the Encumbrances; and

2.3    the Tenant PAYING during the Term;

2.3.1 the yearly rent of pound 23,415 (subject to the provisions for revision contained in clause 6) by equal quarterly payments in advance on the usual quarter days in every year the first (or a proportionate part) of such payments in respect of the period commencing on 2 June 1993 and ending on the quarter day next following to be made on the date of this Lease;

2.3.2  as additional rent the monies payable by the Tenant under clause
       3.3 as from 2 June 1993

3.     TENANTS COVENANTS

       THE TENANT COVENANTS with the Landlord as follows:-

                                       7.
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3.1    Rent

3.1.1 To pay the yearly rent reserved by this Lease (and any value added tax on rent) at the times and in the manner required under clause 2.3.1 and by means of a standing order to the Tenants bankers and the additional rents reserved by this Lease at the times and in the manner specified in relation to each of them

3.1.2 If the whole or any part of the rents and other monies due under this Lease shall remain unpaid seven days after they shall have become due (in the case of the yearly rent whether formally demanded or not) or if the Landlord shall reasonably refuse to accept the tender of rents because of a breach of covenant on the part of the Tenant then to pay Interest on such rents (or part of the rents) and other monies as from the date they became due until they are paid to (or accepted by) the Landlord

3.2    Outgoings

3.2.1  To pay and discharge all Outgoings in respect of the Demised Premises

3.2.2 To refund to the Landlord on demand (in case any of the Outgoings are payable charged or assessed on the Building as a whole or any part of the Building or other property including the Demised Premises) a fair and proper proportion attributable to the Demised Premises such proportion to be conclusively determined by the Landlord or the Landlord's Surveyor

3.2.3 With respect to the non-domestic rate of unoccupied property if there occurs a period of vacancy of the Demised Premises which is continuing at the determination of this Lease then to indemnify the Landlord for the relevant amount - that is to say the amount of the non-domestic rate for unoccupied property for the length of time that is equivalent to that part of the period of vacancy occurring before the determination of this Lease (but limited in

                                       8.
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       any event to the length of time that the Demised Premises may be left unoccupied without incurring liability for the non-domestic rate)

3.2.4 To pay for all gas and electricity consumed on the Demised Premises and all charges for meters and all standing charges

3.3    Insurance premium party expenses and service charge

3.3 To pay to the Landlord the due proportion of the insurance premiums incurred with respect to the Insured Risks as to which the following provisions shall apply:-

3.3.l.1 the insurance premiums shall include all monies expended or required to be expended by the Landlord in effecting and/or maintaining cover against the insured Risks;

3.3.1.2 the Tenant's liability shall include the whole of any increase in the insurance premiums or expense of renewal payable by reason of any act or omission of the Tenant or any person deriving possession occupation or enjoyment of the Demised Premises through the Tenant and also the whole of any increase in the insurance premium for the Building attributable to the character of the Tenant or to the particular use of the Demised Premises made by the Tenant and those deriving title under the Tenant or to the condition of the Demised Premises;

3.3.1.3 the cover may take due account of the effects of inflation and escalation of costs and fees and the Landlord's estimate of the market rent (as defined in clause 6) of the Demised Premises in the context of ensuing rent reviews and/or the expiration of the Term;

3.3.1.4 the due proportion of the insurance premiums shall be payable by the Tenant to the Landlord on demand;

                                      9.
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3.3.l.5   the due proportion of the insurance premiums shall be determined in the same manner as applies to the determination of the due proportion of the service charge as referred to in Part IV of the Schedule

3.3.2 To pay to the Landlord on demand a fair and proper proportion (to be conclusively determined by the Landlord or the Landlord's surveyors) of the expense of cleaning lighting repairing renewing decorating maintaining and rebuilding any party walls fences gutters drains roadways pavements entrance ways stairs and passages access ways and service areas which are or may be used or enjoyed by an occupier of the Demised Premises or the Building in common with any other person or persons;

3.3.3 To pay to the Landlord the due proportion of the service charge and to observe and perform the obligations relating to the service charge and services as set out in Part IV of the Schedule

3.4       Repair

          From time to time and at all times well and substantially to repair and clean the Demised Premises and to keep the Demised Premises in good and substantial repair and condition together with all improvements and additions to the Demised Premises and all Landlord's fixtures fittings and appurtenances of what nature affixed or fastened to the Demised Premises (damage by Insured Risks excepted unless and to the extent that the policies of insurance in respect of Insured Risks effected by the Landlord are vitiated or the policy monies are withheld by reason of any act or omission of the Tenant its employees or agents)

3.5       Decorations

3.5.1 In the year 1997 and thereafter in every fifth year of the Term and in the last three months of the Term howsoever determined to decorate all parts of the Demised Premises usually requiring to

                                      10.
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          be painted with two coats of good quality paint or good quality polish and with paper for those parts normally papered or other suitable and appropriate materials of good quality in a workmanlike manner such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably and properly require

3.5.2 Not without the consent of the Landlord to alter cover up or change any part of the architectural decorations or the external colour of the Demised Premises

3.6       Landlord's right of inspection and right of repair

3.6.l To permit the Landlord and its servants or agents at all reasonable times to enter into inspect and view the Demised Premises and examine their condition and also to take a schedule of fixtures in the Demised Premises

3.6.2 If any breach of covenant defects disrepair removal of fixtures or unauthorized alterations or additions shall be found upon such inspection for which the Tenant is liable then upon notice by the Landlord to the Tenant to execute all repairs works replacements or removals required within two months (or sooner if necessary) after the receipt of such notice to the reasonable satisfaction of the Landlord or its surveyor

3.6.3 In case of default it shall be lawful for workmen or agents of the Landlord to enter into the Demised Premises and execute such repairs works replacements or removals

3.6.4 To pay to the Landlord on demand all expenses so incurred with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord (such expenses and Interest to be recoverable as if they were rent in arrear)

                                      11.
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3.7       Yield up in repair at the and of the Term

          At the expiration or earlier determination of the Term or at such later time as the Landlord recovers possession of the Demised Premises from the Tenant:-

3.7.l quietly to yield up the Demised Premises (together with all additions and improvements to the Demised Premises and all fixtures which during the Term may be fixed or fastened to or upon the Demised Premises other than Tenant's fixtures removable by the Tenant) decorated repaired cleaned and kept in accordance with the Tenant's covenants contained in this Lease (damage by Insured Risks excepted unless and to the extent that the policies of insurance in respect of Insured Risks effected by the Landlord are vitiated or the policy monies are withheld by reason of any act or omission of the Tenant its employees or agents);

3.7.2 if so requested by the Landlord to remove from the Demised Premises all the Tenant's belongings - that is to say trade fixtures and fittings and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this contest any persons deriving title to the Demised Premises under the Tenant) or its business; and


3.7.3 to make good to the satisfaction of the Landlord all damage to the Demised Premises and the Building resulting from the removal of the Tenant's belongings from the Demised Premises

3.8       Landlord's right of entry for repairs, etc.

3.8.1 To permit the Landlord and the agents workmen and others employed by the Landlord or by the other owners tenants or occupiers of the Building or any adjoining or neighbourinq property at reasonable times after giving to the Tenant written notice (except in an emergency) to enter upon the Demised Premises:-

                                      12.

3.8.1.1 to alter maintain or repair the Building or the adjoining premises or property of the Landlord or person so entering; or

3.8.l.2 to construct alter maintain repair or fix anything or additional thing serving such property and running through or on the Demised Premises; or

3.8.l.3 to comply with an obligation to any third party having legal rights over the Building and the Demised Premises; or

3.8.l.4 in exercise of a right or to comply with an obligation of repair maintenance or renewal under this Lease; or

3.8.l.5 in connection with the development of the remainder of the Building or any adjoining or neighbouring land or premises including the right to build on or into or in prolongation of any boundary wall of the Demised Premises -

          without payment of compensation for any nuisance annoyance inconvenience or damage caused to the Tenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner and making good any damage caused to the Demised Premises without unreasonable delay but not in all or any of these circumstances so as to reduce the total area or volume of the Demised Premises

3.8.2 Upon becoming aware of any defects in the Building which are "relevant defects" for the purposes of Section 4 of the Defective Premises Act 1972 to give notice of them to the Landlord

3.9       Alterations

3.9.1 Not to make any alterations or additions to or affecting the structure or exterior of the Demised Premises or the appearance

                                      13.
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          of the Demised Premises as seen from the exterior

3.9.2 Not without the consent of the Landlord to make any other alterations or additions to the Demised Premises (but the erection alteration or removal by the Tenant of internal demountable partitioning is authorized without such consent in any event so long as plans of the partitions (or details of the alteration or removal of partitioning) are forthwith deposited with the Landlord)

3.9.3 Not to install or erect any exterior lighting shade canopy or awning or other structure in front of or elsewhere outside the Demised Premises

3.9.4 At the expiration or earlier determination of the Term if and to the extent required by the Landlord to reinstate the Demised Premises to the same condition as they were in at the grant of this Lease such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

3.9.5 To procure that any alterations or additions to the Demised Premises permitted by the Landlord under clause 3.9.2 shall be carried out only by a contractor approved by the Landlord (such approval not to be unreasonably withheld)

3.10      Alienation

3.10.1    Not to assign charge or underlet part only of the Demised Premises

3.10.2 Not to assign or charge the whole nor underlet the whole of the Demised Premises without the consent of the Landlord (such consent not to be unreasonably withheld)

                                      14.
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3.10.3    Not otherwise than by assignment or underletting permitted under the provisions of this clause 3.10 to:-

3.10.3.1 part with or share possession or occupation of the whole or any part of the Demised Premises; or

3.l0.3.2  grant to the third parties any rights over the Demised Premises

3.10.4 Upon any assignment to obtain (if the Landlord shall so require) guaran acceptable to the Landlord for any assignee and to obtain a direct covenant by deed by the assignee with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in thes Lease throughout the residue of the Term in such form as the Landlord shall require and a direct covenant by such garantors in the terms set out in Part VI of the Schedule

3.10.5 Upon the grant of any underlease to obtain covenants by deed on the part of the underlessee direct, with the Landlord in such term as the Landlord shall require that the underlessee will:-

3.10.5.1  not assign underlet or charge part only of the premises sub-demised;

3.10.5.2 not part with or share possession or occupation of the whole or any part of the premises sub-demised nor grant to third parties rights over them otherwise than by a permitted assignment or underletting;

3.10.5.3 not assign charge or underlet the whole of the premises sub-demised without obtaining the previous consent of the Landlord under this Lease;

                                      15.

3.10.5.4 provide for the inclusion in any sub-underlease granted out of such un (whether immediate or mediate) of covenants to the same effect as those contained in these clauses 3.10.5 and 3.10.6;

3.10.6    Upon the grant of any underlease:-

3.10.6.l to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent contained in this Lease;

3.10.6.2  not to reserve or take a premium or fine;

3.10.6.3 not to underlet the Demised Premises otherwise than at the greater of the market rent (as defined in Clause 6) or the rent reserved by this Lease

3.10.6.4 to include such covenants on the part of the underlessee an shall secure the due performance and observance of the convenants on the part of the Tenant contained by this Lease

3.10.7 Not to underlet the Demised Premises otherwise than by way of Unsecure Underletting

3.l0.8 The foregoing provisions of this clause 3.10 shall not apply to any parting with possession or occupation or the sub-division of the Demised Premises to or with any member of a group of companies of which the Tenant is itself a member upon the conditions that:-

3.10.8.1 the interest in the Demised Premises so creaed shall be no more than a licence-at-will; and

                                      16.

3.10.8.2 the possession occupation or subdivision shall forthwith be determine if the Tenant and the relevant member shall cease for any reason whatsoever to be members of the same group of companies; and -

          for this purpose two companies shall be taken to be members of a group if and only if one is a subsidiary of the other or both are subsidiaries of a third company "subsidiary" having the meaning assigned to it by Section 736 of the Companies Act 1985 (as amended)

3.11      Registration of dispositions of this Lease

          Within one month after the execution of any disposition of this Lease or the Demised Premises whether by assignment charge transfer or underlease or assignment or surrender of any underlease or upon any transmission by reason of a death or otherwise affecting the Demised Premises to produce to and leave with the Solicitors for the time being of the Landlord the deed instrument or other document of disposition (and in each came a certified copy for retention by the Landlord) and on each occasion to pay to such Solicitors a registration fee of pound 25

3.12      Enforcement of underleases

3.l2.1 Not without the consent of the Landlord to vary the terms or waive the benefit of any covenant on the part of a subtenant or condition contained in an underlease of the Demised Premises

3.12.2 Not without the consent of the Landlord to accept a surrender of any underlease of the Demised Premises

3.12.3 Diligently to enforce the covenants on the part of a subtenant and the conditions contained in an underlease of the Demised Premises and (if so required by the Landlord) to exercise by way of enforcement the powers of re-entry contained in the underlease

                                      17.

3.12.4 Not without the consent of the Landlord to accept, any sum or payment in kind by way of commutation of the rent payable by a subtenant of the Demised Premises

3.12.5 Not to accept the payment of root from a subtenant of the Demised Premises otherwise than by regular quarterly (or more frequent) payments in advance

3.12.6 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Demised Premises and not to agree with a subtenant a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld)

3.13      User

3.13.1 Not to use the Demised Premises otherwise than an offices with associated parking spaces

3.13.2 Nothing contained in this Lease shall imply or be treated as a warranty to the effect that the use of the Demised Premises for the purposes above mentioned is in compliance with all Town Planning laws and regulations now or from time to time in force

3.14      Restrictions affecting use of the Demised Premises

3.14.1 Not to erect nor install in the Demised Premises any engine furnace or machinery whether driven by steam oil or electric energy or otherwise which causes noise fumes or vibration which can be heard smelled or felt outside the Demised Premises

3.14.2 Not to store in the Demised Premises any petrol or other specially inflammable explosive or combustible substance

                                      18.

3.14.3 Not to use the Demised Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.14.4    Not to hold any sales by auction on the Demised Premises

3.14.5 Not to hold in or on the Demised Premises any public exhibition public meeting or public entertainment

3.14.6 Not to permit any vocal or instrumental music in the Demised Premises so that it can be heard outside the Demised Premises

3.14.7    Not to permit livestock of any kind to be kept on the Demised Premises

3.14.8 Not to do in or upon the Demised Premises anything which may be or grow to be a nuisance annoyance disturbance inconvenience or damage to the Landlord or its other tenants of the Building or to the owners tenants and occupiers of adjoining and neighbouring properties

3.14.9 Not to load or use the floors walls ceilings or structure of the Demised Premises or the Building in any manner which will cause strain damage or interference with the structural parts loadbearing framework roof foundations joists and external walls of the Building

3.14.10 Not to overload the lifts electrical installation or Conducting Media in the Demised Premises and/or the Building

3.14.11 Not to do or omit to do anything which interferes with or which imposes an additional loading on any ventilation heating air conditioning or other plant or machinery serving the Building

                                      19.

3.14.12 Not to do anything whereby any policy of insurance on including or in any way relating to the Demised Premises taken out by the Landlord may become void or voidable or whereby the rate of premium thereon and on the remainder of the Building may be increased but to provide one or more efficient fire extinguishers of a type approved by the Landlord and to take such other precautions against fire as may be deemed necessary by the Landlord or its insurers

3.14.13   Not to use the Demised Premises as a betting shop or betting office

3.14.14 Not to use the Demised Premises for the sale of wines spirits beers or any intoxicating liquor for consumption either on or off the Demised Premises

3.14.15 Not to allow any person to sleep in the Demised Premises nor to use the Demised Premises for residential purposes

3.14.16 Not at any time to place in the passages corridors staircases lavatories access ways and service areas serving or demised with the Demised Premises any goods mats trade empties rubbish or other obstruction

3.14.17   Not to accumulate trade empties upon the Demised Premises

3.14.l8 Not to place leave or install any articles merchandise goods or other things in front of or elsewhere outside the Demised Premises

3.14.19 Not to permit the drains to be obstructed by oil grease or other deleterious matter but to keep the Demised Premises thoroughly cleaned and the drains serving the Demised Premises as often as may be necessary

                                      20.

3.14.20 Not to give any bill of sale or other preferential security on the stock-in-trade or personal chattels of the Tenant for the time being as may be on or about the Demised Premises

3.14.21 Not to use any portion of the accessways or service area for the parking of vehicles otherwise than during the course of loading and unloading nor to carry out any repairs or maintenance to vehicles on the accessways service area or car parking spaces (including those within the Demised Premises)

3.l4.22 To observe and perform or cause to be observed and performed the rules and regulations from time to time made by the Landlord in connection with the orderly and proper use of the staircases passages access ways car parking spaces and service areas and other parts in common use in the Building and also in connection with the security of the Building

3.15      Advertisements and signs

3.15.1 Not to place or display on the exterior of the Demised Premises or on the windows or inside the Demised Premises so as to be visible from the exterior of the Demised Premises any name writing notice sign illuminated sign display of lights placard poster sticker or advertisement other than the name of the Tenant signwritten on the entrance doors of the Demised Premises in a style and manner approved by the Landlord or the Landlords Surveyor;

3.15.2 If any name writing notice sign placard poster sticker or advertisement shall be placed or displayed in breach of these provisions to permit the Landlord to enter the Demised Premises and remove such name writing notice sign placard poster sticker or advertisement and to pay to the Landlord on demand the expense of so doing

                                      21.

3.16      Compliance with statutes, etc

3.16.1 To comply in all respects with the provisions of all statutes and instruments pursuant to them for the time being in force and requirements of any competent authority relating to the Demised Premises or anything done in or upon them by the Tenant and to indemnify the Landlord against all actions proceedings claims or demands which may be bought or made by reason of such statutes or requirements or any default in compliance with them

3.16.2    In particular but without prejudice to the generality of clause
          3.16.1:-

3.16.2.1 to execute all works and do all things on or in respect of the Demised Premises which are required under the Offices Shops and Railway Premises Act 1963;

3.16.2.2 to comply with all requirements under any present or future Act of Parliament order by-law or regulation as to the use or occupation of or otherwise concerning the Demised Premises;

3.16.2.3 to execute with all due diligence (commencing work within two months o sooner if necessary and then proceeding continuously) all works to the Demised Premises for which the Tenant is liable in accordance with this clause 3.16 and of which the Landlord has given notice to the Tenant; and

3.16.2.4 if the Tenant shall not comply with clause 3.16.2.3 to permit the Land to enter the Demised Premises to carry out such works and to pay to the Landlord on demand the expense of so doing (including surveyors" and other professional advisors" fees) together with Interest from the date of expenditure until payment by the Tenant to the Landlord (such monies to be recoverable as if they were rent in arrear)

                                      22.

3.17      Planning permissions

3.17.1 Not without the consent in writing of the Landlord to make any application under the Town and Country Planning Act 1990 to any local planning authority for permission to develop (including change of use of) the Demised Premises

3.17.2 To indemnify the Landlord against any development charges other charges and expenses payable in respect of such applications and to reimburse to the Landlord the costs it may properly incur in connection with such consent

3.17.3 To pay to the Landlord on demand any sum or sums which may become payable in consequence, of any two of the Demised Premises reverting to that existing prior to such application being made

3.17.4 Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.17.5 Not to implement any planning permission if the Landlord shall make reasonable objection to any of the conditions subject to which it has been granted

3.18      Compliance with town planning requirements

3.18.1 To perform and observe all the provisions and requirements of all statutes and regulations relating to town and country planning in relation to the Demised Premises and to obtain any development or other consent which may be requisite by reason of the development of or on the Demised Premises by the Tenant

3.18.2 To indemnify the Landlord from and against any loss or expense suffered by the Landlord by reason of the Tenant's failure to obtain any necessary development or other consents as aforesaid

                                      23.

3.18.3 To give full particulars to the Landlord of any notice or proposal for a notice or order or proposal for an order made given or issued to the Tenant under or by virtue of any statute or regulation relating to town and country planning or otherwise within seven days of the receipt of any such by the Tenant and if so required by the Landlord to produce such notice order or proposal for a notice or order to the Landlord

3.18.4 Forthwith to take all reasonable and necessary steps to comply with any such notice or order

3.18.5 At the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such a notice or order as the Landlord may deem expedient

3.19      Claims made by third parties

          To indemnify the Landlord against any claims proceedings or demands and the costs and expenses so incurred which may be brought against the Landlord by any employees workpeople agents or visitors of the Tenant in respect of any accident loss or damage whatsoever to person or property howsoever caused or occurring in or upon the Demised Premises but not where such matters arise out of any breach or failure by the Landlord to observe perform or otherwise discharge its obligations under this Lease

3.20      Expenses of the Landlord

          To pay all expenses (including solicitors" costs and surveyors" fees) Incurred by the Landlord:-

                                      24.

3.20.1 incidental to or in contemplation of the preparation and service of a Schedule of Dilapidations and/or a notice under Sections 146 and 147 of the Law of Property Act 1925 (notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court); and

3.20.2 in connection with every application for any consent or approval made under this Lease whether or not such consent or approval shall be granted or given

3.21      obstruction of windows or lights

3.21.1 Not to stop up darken or obstruct any windows or lights belonging to the Demised Premises or any other buildings belonging to the Landlord nor permit any new windows light opening doorway path passage drain or other restriction encroachment or easement to be made

3.21.2 Not to permit any easement to be made or acquired into against or upon the Demised Premises

3.21.3 Where any such window light opening doorway path passage drain or other restriction encroachment or easement shall be made or attempted to be made or acquired forthwith to give notice of the circumstances to the Landlord and at the request and cost of the Landlord to adopt such course as may be reasonably required or deemed proper by the Landlord for preventing any such restriction encroachment or the acquisition of any such easement

3.22      Cleaning of windows

3.22.1    To keep the glass in the windows of the Demised Premises clean

                                      25.

3.23      Value added tax

3.23.l To pay any value added tax lawfully imposed upon and added to any sum in respect of goods and services supplied by or on behalf of the Landlord in connection with this Lease

3.23.2 To indemnify the Landlord to the extent that input (value added) tax fr which the Landlord may be liable to third parties in respect of goods and services supplied to the Landlord in connection with this Lease is not recoverable by the Landlord by credit against output (value added) tax or repayment to the Landlord by the Commissioners of Custom and Excise

3.24      Notices "to let" and "for sale"

3.24.1 To allow the Landlord or its agents to enter on the Demised Premises at any time:-

3.24.1.1 within six months before the expiration or earlier determination of the Term to fix upon the Demised Premises a notice board for reletting the Demised Premises;

3.24.1.2 to fix on some part of the Demised Premises a notice board for the sale of the interest of the Landlord;

3.24.1.3  not to remove or obscure any such notice board; and

3.24.1.4 to permit all persons authorized by the Landlord or its agents to view the Demised Premises at reasonable hours without interruption in connection any such letting or sale

3.25      Encumbrances

          To observe and perform the obligations and liabilities comprising the Encumbrances so far as they relate to the Demised Premises and are capable of being enforced and to indemnify and keep

                                      26.

          indemnified the Landlord against any liability whatsoever arising out of the breach non-observance or non-performance of such obligations and liabilities

4.        PROVISOS

          THE PARTIES AGREE to the following provisos:-

4.1       Proviso for Re-Entry

4.1.1     If

            - any or any part of the rents reserved by this Lease shall be unpaid for twenty one days after any of the days when they become due for payment (whether or not they shall have been lawfully demanded); or

            - the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements contained in this Lease to be performed or observed by the Tenant or shall allow any distress or execution to be levied on the Tenant's goods; or

            - an event of insolvency shall occur in relation to the Tenant or one of the Tenants;

          then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord for that purpose to re-enter the Demised Premises or any part of them in the name of the whole and peaceably to repossess and enjoy the Demised Premises as if this Lease had not been made

4.1.2 Re-entry in exercise of the rights contained in clause 4.1.1 shall be without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant contained in this Lease

                                      27.

4.1.3 The expression "an event of insolvency" in clause 4.1.1 includes (in relation to a company or other corporation which is the Tenant or one of the Tenants or a guarantor) inability of the company to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors winding up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order, and the appointment of a receiver or administrative receiver, and (in relation to an individual who is the Tenant or a guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order, and the appointment of a receiver or interim receiver, and in relation to the various events of insolvency they shall wherever appropriate be interpreted in accordance and conjunction with the relevant provisions of the Insolvency Act 1986

4.2      Rent abatement in case of damage by Insured Risks

4.2.1 If the whole or any part of the Demised Premises shall at any time be destroyed or damaged (or the Building damaged rendering the Demised Premises inaccessible) by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use or inaccessible and the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld in whole or in part in consequence of some act or default of the Tenant its employees or agents then the cents reserved by this Lease or a fair proportion of them according to the nature and extent of the damage sustained shall cease and be suspended until the Demised Premises shall be rendered fit for occupation and use

                                      28.

         and accessible again or until the earlier expiration of three years from the date of the damage or destruction Provided that if at the end of the period of 3 years from the date of damage or destruction the Demised Premises have not been rendered fit for occupation and use and accessible again then either party may by giving not less than two months notice in writing to the other opt to treat the Term as extinguished and at the expiry of the said notice this Lease shall be deemed to have determined and each party shall be treated as being discharged and released from all obligations to the other created hereby or by any subsequent deed save and except for any liability an the part of either party arising up to and including the date of the expiry of the said notice


4.2.2 Any dispute as to the amount or extent of such cesser of rent shall be referred to the award of a single arbitrator if the Landlord and the Tenant can agree upon one and otherwise to an arbitrator appointed at the request of either of them by the President for the time being of the Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Acts 1950-1979

4.3      Power for Landlord to deal with adjoining property

4.3.1 The Landlord may deal as it may think fit with other property belonging to the Landlord adjoining or nearby and to erect or suffer to be erected on such property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Demised Premises

4.3.2 The Landlord shall have power at all times without obtaining any consent from or making any arrangement with the Tenant to alter reconstruct or modify in any way whatsoever or change the use of

                                      29.

         the common Parts so long as proper means of access to and egress from the Demised Premises are afforded mad essential services are maintained at all times

4.4      Arbitration of disputes between tenants

         If any dispute or disagreement shall at any time arise between the Tenant and the tenants and occupiers of the Building or any adjoining or contiguous property or premises belonging to the Landlord relating to the Conducting Media serving the Demised Premises the Building or any adjoining or contiguous premises or any easements or privileges whatsoever affecting or relating to the Demised Premises the Building or any adjoining or contiguous property or premises the dispute or disagreement shall from time to time be settled and determined by the Landlord to which determination the Tenant shall from time to time submit

4.5      Exemption from liability in respect of services

4.5.l The Landlord shall not be liable to the Tenant for any loss damage or inconvenience which may be caused by reason of:-

4.5.1.1 temporary interruption of services during periods of inspection maintenance repair and renewal;

4.5.1.2 the breakdown failure stoppage leaking bursting or defect of any hot or cold water sanitary ventilation extraction plant and machinery or of soil gas water or electricity or other plant and machinery or of the Conducting Media in the Demised Premises the Building or neighbouring or adjoining property or premises

         Unless the same are caused by the neglect or willful act or recklessness of the Landlord or any person acting with the Landlords express or implied authority

                                      30.

4.5.2 The Landlord's duty of care to the Tenant's employees agents workpeople and visitors in or about the Building shall in no way go beyond the obligations involved in the common duty of care (within the meaning of the occupiers Liability, Act 1957) or the duties imposed by the Defective Premises Act 1972 by reason of the obligations of the Landlord contained in this Lease

4.6      Accidents

         The Landlord shall not be responsible to the Tenant or the Tenant's licensees nor to any other person for any:-

4.6.1    accident happening or injury suffered in the Demised Premises; or

4.6.2 damage to or loss of any goods or property sustained in the Building (whether or not due to any failure of any security system for which the Landlord in any way responsible); or

4.7      Compensation for disturbance

         Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled on quitting the Demised Premises to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

4.8      Removal of property after determination of term

4.8.1 If at such time as the Tenant has vacated the Demised Premises after the determination of this Lease any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within fourteen days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Tenant sell such

                                      31.

         property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably, and properly incurred by it to the order of the Tenant

4.8.2 The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause

4.9      Notices consents and approvals

4.9.1 Any notice served under or in connection with this Lease shall be in writing and be properly served if compliance is made with either the provisions of section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) or section 23 of the Landlord and Tenant Act 1927

4.9.2 Any consent or approval under this Lease shall be required to be obtained before the act or event to which it applies is carried out or done and shall be effective only when the consent or approval is given in writing

5.       LANDLORD'S COVENANTS

         THE LANDLORD COVENANTS with the Tenant as follows:-

5.1      Quiet enjoyment

         That the Tenant paying the rents and performing the Tenants covenants reserved by and contained in this Lease may lawfully and peaceably enjoy the Demised Premises throughout The Term without any lawful suit eviction or interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

                                      32.

5.2      Insurance

5.2.1 To keep insured at all times throughout the Term in such a sum as shall be determined from time to time by the Landlord the Demised Premises (excluding glass insured by the Tenant) the Building and all fixtures of an insurable nature (other than those which the Tenant is entitled to remove) against loss or damage by the Insured Risks together with site clearance costs Architects "Surveyors" and other requisite professional advisers "fees in relation to the reinstatement of the Demised Premises and three years" loss of rent and service charge in respect of the Demised Premises

5.2.2 Whenever the whole or any part of the Demised Premises shall in consequence of the occurrence of any of the Insured Risks be destroyed or damaged so an to render the whole or part of the Demised Premises unfit for occupation or use then with all due diligence to apply the monies received for that purpose by virtue of the policy or policies of insurance (or to require the monies to be laid out) in rebuilding repairing and reinstating the Demised Premises with all convenient speed

5.2.3 The Landlord's obligation under this clause 5.2 shall cease if and to the extent that the insurance shall be vitiated or the policy monies withheld by any act or default of the Tenant

5.3      Services

         To observe and perform the Landlord's obligations relating to the service charge and services as set out in Part IV of the Schedule

                                      33.

6.       RENT REVIEW

6.1      The review dates

         The yearly rent payable under this Lease shall be reviewed on the expiration of the period of five years of the Term (referred to in this clause 6 as "the review date") and as and from the review date the reviewed rent (agreed or determined in accordance with the following provisions of this clause) shall become payable in all respects as if it were the yearly rent reserved by this Lease

6.2      Upward only rent reviews

         The reviewed rent shall be the greater of:-

6.2.1 the yearly rent payable under this Lease immediately preceding the review date; and

6.2.2    the market rent of the Demised Premises at the review date

6.3      The market rent

         The expression "the market rent" shall for the purposes of this Lease mean the yearly rental value of the Demised Premises having regard to rental values as between a willing landlord and a willing tenant for property at the relevant review date let without a premium for a term of 10 years from the review date and subject to the provisions to the same effect an those contained in this Lease (other than the amount of rent but including these provisions for rent review) but upon the assumption (if not the fact) that at the review date:-

                                      34.

6.3.l the Demised Premises are available to be let with vacant possession (but such assumption shall not give rise to any discount or abatement of the market rent to allow for any concessionary rent or rent-free period which a willing landlord would grant to a willing tenant upon such a letting)

6.3.2 the Demised Premises are fit and ready for immediate occupation and use;

6.3.3 no work has been carried out to the Demised Premises by the Tenant or any predecessor-in-title of the Tenant which has diminished the market rent;

6.3.4 in case the Demised Premises have been destroyed or damaged (or have become inaccessible by reason of damage to the Building) they have been fully reinstated (or rendered accessible);

6.3.5 the Demised Premises and the Building are in a state of full repair and the covenants of the Tenant have been fully observed and performed;

6.3.6 there is not in operation any statute order or instrument regulation or direction which has the effect of regulating or restricting the amount of rent of the Demised Premises which might otherwise be payable;

6.3.7 the Demised Premises may be lawfully used throughout the Term as offices (and there shall be disregarded any actual restriction or qualification which may be imposed on such use by the term of the user covenant in clause 3 or otherwise) and that no capital is required to be expended upon the Demised Premises to enable them to be so used; and

                                      35.

6.3.8 the Tenant and anyone who may become the Tenant is a taxable person who makes only taxable supplies and no exempt supplies (words and expressions used in this clause 6.3.8 having the meanings assigned to them respectively in the Value Added Tax Act, 1983 and the regulations made under that Act).

6.4      Matters to be disregarded

         In agreeing or determining the market rent the effect upon it of the following matters shall be disregarded:-

6.4.1 the occupation of the Demised Premises by the Tenant or any predecessor-in-title of the Tenant

6.4.2 any goodwill attached to the Demised Premises by reason of the carrying on at the Demised Premises of the business of the Tenant or predecessors-in-title of the Tenant to that business;

6.4.3 any improvements to the Demised Premises made by the Tenant with the consent of the Landlord other than those:-


6.4.3.1  made in pursuance of an obligation to the Landlord; or


6.4.3.2 completed by the Tenant and/or its predecessors in title more than twenty-one years before the relevant review date

6.5      Procedure for determination of market rent

6.5.l The Landlord and the Tenant shall endeavour to agree the market rent at any time not being earlier than twelve months before the review date but if they shall not have agreed the market rent three months before the review date the amount of the market rent may be determined by reference to the arbitration of an arbitrator nominated by the President for the time being of the Royal Institution of Chartered Surveyors on the application

                                      36.

         either of the Landlord or of the Tenant and the costs of the arbitration shall be in the award of the arbitrator whose decision shall be final and binding on the parties

6.6.2 The reference to and award of the arbitrator shall be in accordance with the arbitration acts 1950-1979

6.6      Time limits

         Time shall not be of the essence in agreeing or determining the reviewed rent or of appointing an arbitrator

6.7      Rental adjustments

         if the market rent shall not have been agreed or determined in accordance with the provisions of this clause before the review date then until the market rent shall have been so agreed or determined the Tenant shall continue to pay on account rent at the rate of yearly rent payable immediately before the review date and when the market rent shall have been agreed or determined the Tenant shall forthwith pay to the Landlord all arrears of the review rent which shall have accrued with interest at a rate equal to the base lending rate of National Westminster Bank Plc upon the arrears in respect of the period commencing on the review date and ending with the payment of the arrears by the Tenant to the Landlord

6.8      Memorandum of rent review

         The parties shall cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

                                      37.

7.       Option to determine

         If the Tenant wishes to determine this Lease on the expiry of the fifth year of the Term and gives to the Landlord not less than six months notice to expire on the expiry of the fifth year of the Term then upon the expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

         EXECUTED and DELIVERED as a deed on the date of this document


                                 THE SCHEDULE
                                    PART I
                      Description of the Demised Premises

ALL THAT the premises comprising Office Unit 1 297-303 EDGEWARE Road in the London Borough of Brent shown edged red on the Plan

                                    PART 11

                          Rights enjoyed with demise


1. The right to pass and repass at all times with or without vehicles over the accessways and the car park ramps within the Building
2. The free and uninterrupted passage and running of water soil electricity gas or other illuminant or power or other services leading to or from or serving the Demised Premises through the Conducting Media now or from time to time serving the Demised Premises
3. The right to use exclusively the car parking spaces numbered 4,12,13,14,20 and 21 and edged brown on the Plan within the

                                      38.

         Building or in such alternative positions as the Landlord shall from time to time (acting reasonably) designate
4. The right of support and protection as are now appurtenant to the Demised Premises
5. The right on foot only to pass and repass over the passages and staircases within the Common Parts
6. The right of access to and use of the toilet accommodation and washing facilities allocated by the Landlord within the Building
7. The right at all reasonable times upon giving 24 hours previous notice in writing (or in case of emergency at any time without notice) to enter into and upon the Building for the purpose of repairing maintaining cleaning renewing and replacing the Demised Premises or any part thereof

8.       The right to use the bin store ("the Bin Store") within the Building


                                   PART III
                          Exceptions and reservations


1. The free and uninterrupted passage of water steam soil air gas electricity and telephone communications from and to any part of the Building or any adjoining or neighbouring property through the Conducting Media commonly used for those purposes which are now or may in the future be in upon or under the Demised Premises


2.       All rights of entry upon the Demised Premises referred to in clause 3

                                      39.

                                    PART IV

                           Service Charge Provisions

                                   Section 1

1.       Tenant's liability to pay service charge

         The Tenant shall pay to the Landlord by way of additional rent the due proportion (as defined below) of the total cost ("the service charge") to the Landlord in any service charge period beginning or ending during the Term of providing the services specified in Sections 2 and 3 of this Part of the Schedule and defraying the costs and expenses relating and incidental to such services

2.       Definition of "due proportion"

2.1 In this Schedule the expression "the due proportion" shall in relation to the service charge the proportion which is attributable to the Demised Premises

2.2 The due proportion shall be calculated primarily on a comparison of the net internal area of the Demised Premises with the net internal area of the Building (and "net internal area" has the meaning assigned to it and shall be ascertained in accordance with the code of Measuring Practice published by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers)

2.3 In the event of such comparison being inappropriate having regard to the nature of the expenditure incurred or the premiums in or upon the Building benefited thereby or otherwise the Landlord shall be at liberty in its discretion to adopt such other method of calculation of the due proportion of such expenditure (or relevant expenditure) to be attributed to the Demised Premises as

                                      40.

         shall be fair and reasonable in the circumstances (including if appropriate the attribution of the whole of such expenditure to the Demised Premises)

3.       Advance payments on preliminary basis

3.1 The due proportion of the service charge shall be discharged by means of advance payments to be made on the same days upon which rent is payable under this Lease and by such additional payments as may be required under paragraphs 4 and 5

3.2 The amount of each advance payment shall be such amount as the Landlord may reasonably determine as likely to be equal in the aggregate to the due proportion of the service charge for the relevant service charge period and which is notified to the Tenant at or before the time when the demand for an advance payment is made

3.3 For the purposes of this Part of the Schedule "service charge period" means the period of twelve months from the first day of January to the thirty first day of December in each year (or such other period as the Landlord may from time to time determine)

3.4 The service charge shall be deemed to accrue an a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than of one year

4.       Service charge accounts and adjustments

4.1 The Landlord shall an soon as may be practicable after the and of each service charge period submit to the Tenant a statement duly certified (if so requested) by the Landlords accountant or surveyor giving a proper summary of the service charge for the service charge period just ended

                                      41.

4.2 If the due proportion of the service charge as certified shall be more or less than the total of the advance payments (or the grossed-up equivalent of such payments if made for any period of less than the service charge period) then any sum due to or payable by the Landlord by way of adjustment in respect of the due proportion of the service charge shall forthwith be paid or allowed as the case may be

4.3 The provisions of this paragraph shall continue to apply notwithstanding the expiry or earlier determination of this Lease in respect of any service charge period then current

4.4      The Tenant shall be entitled to:-


4.4.1 inspect the service charge records and vouchers of the Landlord at such location as the Landlord may reasonably appoint for the purpose during normal working hours on weekdays; and

4.4.2    at the Tenant's expense take copies of them

5.       Exceptional expenditure

         In the event that the Landlord shall be required during any service charge period to incur heavy or exceptional expenditure which forms part of the service charge the Landlord shall be entitled to recover from the Tenant the due proportion of the service charge representing the whole of that expenditure on the quarter day next following

6.       Reserve Fund

6.1 With a view to securing so far as may reasonably be practicable that the service charge shall be progressive and cumulative rather than irregular and that tenants for the time being shall bear a proper part of accumulating liabilities which accrue in the future the Landlord shall be entitled to include in the

                                      42.

         service charge for any service charge period an amount which the Landlord reasonably determines is appropriate to build up and maintain a reserve fund in accordance with the principles of good estate management

6.2 Any such reserve fund shall be established and maintained to cover prospective and contingent costs of carrying out repairs decoration maintenance and renewals and of complying with statutes by-laws regulations of all competent authorities and of the insurers in relation to the use occupation and enjoyment of the Building

7.       Advance payments deposit account

7.1 This paragraph applies to such part of the monies ("the relevant monies") paid by the Tenant and other tenants and occupiers of the Building by way of service charge as for the time being has not been disbursed in payment of the costs and expenses of providing services in and to the Building

7.2 The Landlord shall keep the relevant monies in a separate trust account until and to the extent that they may be required for disbursement then or in the then immediate future in payment of the costs and expenses of providing services in and to the Building

7.3 Interest earned upon such account (less any tax payable) shall be credited to the account at regular rents in each year

7.4 Until actual disbursement the relevant monies shall be held by the Landlord for the benefit of the owners and occupiers of the building as a class

                                      43.

8.       Landlord's Protection provisions

         The Tenant shall not be entitled to object to the service charge (or any item comprised in it) or otherwise on any of the following grounds:-

8.1 the inclusion in a subsequent service charge period of any item of expenditure or liability omitted from the service charge for any preceding service charge period

8.2 an item of service charge included at a proper cost might have been provided or performed at a lower cost or

8.3 disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably and in good faith and in the absence of manifest error or

8.4 the manner in which the Landlord exercises its discretion in providing services so long as the Landlord acts in good faith and in accordance with the principles of good estate management or

8.5 the employment of managing agents to carry out and provide on the Landlord's behalf services under this Part of this Schedule

9.       Vacant parts of the Building and actions by the Landlord


9.1 In no event shall the due proportion of the service charge be increased or altered by reason only that at any relevant time any part of the building may be vacant or be occupied by the Landlord or that any tenant or other occupier of another part of the Building may default in payment of his due proportion of the service charge

                                      44.

9.2 If the Landlord recovers monies in exercise of its duties referred to in paragraph 15 representing expenditure which has been or which would otherwise fall to be included in the service charge, the Landlord shall set off or credit such monies against the service charge accordingly

10.      Service charge to exclude Tenant's liabilities

         There shall be excluded from the items comprising the service charge any liability or expense for which the Tenant or other tenants or occupier of the Building shall individually be responsible under the terms of the tenancy or other arrangement by which they use or occupy the Building

11.      Management charges

         The Landlord shall be entitled to include in the service charge:-

11.1     a reasonable fee for the provision of services;

11.2 the cost of employing managing agents for the carrying out and provision of services under this Part of the Schedule; and

11.3 any cost of the accountants or auditors for auditing the service charge or providing other services in connection with the service charge

         Provided that paragraphs 11.1 and 11.2 above shall be deemed to be alternatives to one another

12.      The Landlord's obligation to provide services

12.1 Subject to the payment of the due properties of the service charge by the Tenant in the manner required and at the times required under this Lease and to the following provisions of this

                                      45.

         paragraph the Landlord shall provide the services specified in Section 2 of this Part of the Schedule and may provide the services specified in Section 3 of this Part of the Schedule


l2.2 The Landlord shall not be liable to the Tenant for failure to provide any services in Section 2 of this Part of the Schedule to the extent that the Landlord is prevented from doing so by Insured Risks and other such perils accident strikes combinations lockouts of workmen or other cause beyond the Landlord's control


l2.3 The Landlord shall not be under any obligation to the Tenant to continue the provision of the services specified in Section 3 of this Part of the Schedule and may in its absolute discretion vary extend alter or add to such services if the Landlord considers that by so doing the amenities in the Building may be improved and/or the management of the Building may be more efficiently conducted


                                   Section 2
                    Essential services and heads of charge


13.      Common Parts

13.1     The cleaning lighting and maintenance of the Common Parts
13.2     The payment of any Outgoings in respect of the common parts

13.3 Refuse disposal (but excluding trade waste arising from any occupiers particular trade or business)

13.4     The cleaning and emptying of drains serving the Building

                                      46.

14.      Repairs and statutory requirements

14.1 The repair decoration maintenance renewal rebuilding cleaning and upkeep of the structure floors walls main drains foundations exterior and roof of the Building and of the Common Parts and of the Conducting Media and other common service facilities and of any car park service or loading area or service road

14.2 Compliance with all statutes by-laws regulations and the requirements of all competent authorities and of the insurers in relation to the use occupation and enjoyment of the Building which shall for the time being be in force

15.      Legal proceedings

15.1 Making representations which the Landlord in its discretion reasonably and properly considers should be made against, or otherwise contesting, the incidence of the provisions of any legislation, order, regulation, notice or statutory requirement relating to or affecting the whole or any part of the Building

15.2 The proper costs of pursuing and enforcing any claim, and taking or defending any proceedings which the Landlord may in its discretion make take or defend for the purpose of establishing preserving or defending any rights amenities or facilities used or enjoyed by the tenants and occupiers of the Building or any part of it or to which they may be entitled but not for the recovery of any service charge payments due from any other tenant of part or parts of the Building

l6.      General
         The provision supply and replacement of any necessary tools appliances plant and materials as the Landlord may in its absolute discretion deem desirable or necessary for use in the provision and execution of the services

                                      47.

16.1 The cost of purchasing rent leasing operating maintaining repairing and replacing fire alarms fire equipment and appliances and such other fire fighting equipment

16.2 The cost of maintaining and providing any necessary parking and access control

16.3     The Cost of and incidental to pest control throughout the Building

16.4 Such other services that may be provided in the absolute discretion of the Landlord or its respective surveyor for the benefit of the Building in the interests of good estate management



                                   Section 3
                  Discretionary services and heads of charge


17.      Employees

17.1 Employment of cleaning staff or other staff for the maintenance and upkeep of and the provision of services in the Building

17.2 The provision of uniforms overalls and protective clothing for such employees or other staff required in connection with their duties

18.      Security

18.1 Provision of security arrangements for the safety of occupiers and users of the Building and their property kept in the Building

                                      48.

l9.    Garden areas

       Landscaping planting and replanting and the maintenance and upkeep of garden or landscaped areas


                                    PART V
                               The Encumbrances

The Property and Charges Registers Of Title No. MX193867

                                      49.

                                    PART VI
              Form of guarantee on assignment under clause 3.10.4



1.       Guarantee

         The Guarantor(s) (jointly and severally) guarantee(s) to the Landlord that the Assignee and his successor-in-title and assigns will from the date of the assignment pay the rents reserved by and perform and observe all the covenants and stipulations on the Tenants part contained in the Lease throughout the term of the Lease

2.       No waiver of liability

         The Guarantor(s) shall not be released from liability under this covenant by reason of any forebearance the granting of any time or any other indulgence on the part of the Landlord including (but without prejudice to the generality of the foregoing any granting or extension of time under or varying the procedure set out in clause 6.5 of the Lease

3.       Guarantor to accept new Lease upon disclaimer

         If a Liquidator or trustee in bankruptcy of the Assignee or his successor-in-title and assigns shall disclaim the Lease the Guarantor will if the Landlord shall by notice in writing within three months after such disclaimer so require take from the Landlord a new lease of the Demised Premises for a term commensurate with the residue of the term of the Lease which would have remained had there been no disclaimer at the same rents and subject to the same covenants and conditions as are reserved by and contained in the lease the new lease to take effect from the date of the disclaimer and in such case the Guarantor(s) shall pay the cost of the new lease and execute and deliver to the Landlord a Counterpart of the new lease

                                      50.

EXECUTED under the Common        )
Seal of WATERGLADE DEVELOPMENTS  )
EDGEWARE ROAD) LIMITED           )



                                   Director

                                   /s/



                                   Secretary

                                   /s/


                                      51.